UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 27, 2016

XEROX CORPORATION

(Exact name of registrant as specified in its charter)

New York	001-04471	16-0468020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 4505

45 Glover Avenue

Norwalk, Connecticut

06856-4505

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 968-3000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Exchange Agreement

On October 27, 2016, Xerox Corporation (“Xerox”) entered into an Exchange Agreement (the “Exchange Agreement”) with Darwin Deason and Conduent Incorporated (“Conduent”), pursuant to which, subject to, among other conditions, and in connection with the completion of Xerox’s proposed separation of its Business Process Outsourcing business and its Document Technology and Document Outsourcing business into two independent, publicly-traded companies (the “Spin-Off”), Mr. Deason will transfer to Xerox 300,000 shares of Xerox Series A Convertible Perpetual Preferred Stock, par value $1.00 per share (“Xerox Series A Preferred Stock”), which represent all of the issued and outstanding shares of Xerox Series A Preferred Stock, in exchange for 180,000 newly issued shares of Xerox Series B Convertible Perpetual Preferred Stock, par value $1.00 per share (“Xerox Series B Preferred Stock”), and for 120,000 newly issued shares of Conduent Series A Convertible Perpetual Preferred Stock, par value $0.01 per share (together, the “Exchange”). Xerox may terminate the Exchange Agreement at any time prior to the Spin-Off if it determines, at its sole discretion, to abandon the Spin-Off. Mr. Deason’s percentage beneficial ownership stake in both Xerox and Conduent immediately following the completion of the Spin-Off will not change from his pre-Spin-Off percentage beneficial ownership in Xerox, after giving effect to the Spin-Off and the Exchange.

The disclosures above are qualified in their entirety by, and are subject to, the full text of the Exchange Agreement, which is filed as Exhibit 10(u) to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01. With respect to the description of the Xerox Series B Preferred Stock, the disclosure in Item 5.03 is incorporated by reference into this Item 1.01.

Settlement Agreement

On October 27, 2016, Xerox, Conduent and Mr. Deason entered into a settlement agreement (the “Settlement Agreement”), which provides, among other things, for the voluntary dismissal of litigation captioned Darwin Deason v. Xerox Corporation, No. 3:16-cv-02856-L (N.D. Tex.) (the “Action”), through which Mr. Deason challenged the intended treatment of his preferred stock in the Spin-Off. In accordance with the terms of the Settlement Agreement, Mr. Deason filed a stipulation dismissing the Action on October 27, 2016.

Item 3.02. Unregistered Sales of Equity Securities.

The exchange of Xerox Series A Preferred Stock for Xerox Series B Preferred Stock will be made in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 3(a)(9) thereof based on the representations of Mr. Deason as sole holder of all of the outstanding shares of Xerox Series A Preferred Stock. No commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

The exchange of Xerox Series A Preferred Stock for Conduent Series A Preferred Stock will be made in reliance upon the exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof. The terms of the Conduent Series A Preferred Stock are more fully described in the Conduent Certificate of Amendment. A form of the Conduent Certificate of Amendment is an exhibit to the Exchange Agreement, which is filed as Exhibit 10(u) to this Current Report on Form 8-K and is incorporated by reference into this Item 3.02.

With respect to the description of the Exchange Agreement and the Xerox Series B Preferred Stock, the disclosures in Item 1.01 and Item 5.03 of this Current Report on Form 8-K, respectively, are incorporated by reference into this Item 3.02.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Exchange Agreement, immediately following the completion of the Spin-Off, as part of the Exchange, Xerox agreed to issue 180,000 shares of Xerox Series B Preferred Stock, having a liquidation preference of $1,000 per share, to Mr. Deason, the sole holder of all of the outstanding shares of Xerox Series A Preferred Stock.

Cash dividends will be payable quarterly on the Xerox Series B Preferred Stock when, as and if declared by the board of directors, out of any funds legally available for the payment of dividends, on a cumulative basis, at a rate per year equal to 8.0% of the liquidation preference. If Xerox does not pay dividends in full on any dividend payment date, cash dividends will be payable, on a cumulative basis, at a rate per year equal to 8.0% of the sum of the liquidation preference and the amount of accrued and unpaid dividends as of the most recent dividend payment date. In addition, if Xerox does not pay dividends in full on any dividend payment date, the ability of Xerox to declare or pay dividends on, or redeem, purchase or otherwise acquire its common stock or any preferred stock ranking on a parity with or junior to the Xerox Series B Preferred Stock, will be subject to certain restrictions.

Each share of Xerox Series B Preferred Stock may be converted at any time, at the option of the holder, into 149.8127 shares of Xerox common stock (which reflects an initial conversion price of approximately $6.6750 per share of common stock), subject to customary anti-dilution adjustments. Under certain circumstances, the holder will also have the right to convert each share of Xerox Series B Preferred Stock into shares of Xerox common stock at an increased conversion rate. In addition, Xerox will have the right, at its option, to cause any or all of the Xerox Series B Preferred Stock to be converted into shares of Xerox common stock at the then applicable conversion rate if the closing price of Xerox common stock exceeds a certain threshold for 20 trading days over a 30-day trading period, as specified in the Xerox Certificate of Amendment.

Upon the occurrence of certain fundamental change events, the holder of Xerox Series B Preferred Stock has the right to require Xerox to redeem any or all of the Xerox Series B Preferred Stock in cash at a redemption price per share equal to the liquidation preference and any accrued and unpaid dividends to, but not including the redemption date. At any time on or following the fifth anniversary of a transfer by the holder of the Xerox Series B Preferred Stock to a person other than a permitted transferee, Xerox has the option to redeem any or all of such transferred shares of Xerox Series B Preferred Stock in cash at a redemption price per share equal to the fair market value of such shares and any accrued and unpaid dividends to, but not including the redemption date.

The terms of the Xerox Series B Preferred Stock are more fully described in the Xerox Certificate of Amendment. The filing of the Xerox Certificate of Amendment is a condition to the completion of the Exchange, and Xerox expects to file the Xerox Certificate of Amendment prior to the completion of the Spin-Off. A form of the Xerox Certificate of Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Form of Certificate of Amendment to Certificate of Incorporation of the Registrant

10(u)	Exchange Agreement dated October 27, 2016 by and among Mr. Deason, Conduent and the Registrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this Report to be signed on its behalf by the undersigned duly authorized.

XEROX CORPORATION

	By:	/s/ D. H. Marshall
Date: October 27, 2016		Douglas H. Marshall Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Form of Certificate of Amendment to Certificate of Incorporation of the Registrant

10(u)	Exchange Agreement dated October 27, 2016 by and among Mr. Deason, Conduent and the Registrant